Exhibit 10.14

AFTER RECORDING THIS INSTRUMENT

SHOULD BE RETURNED TO:

John Ruffier, Esquire

Lowndes, Drosdick, Doster, Kantor & Reed, P.A.

215 North Eola Drive

Post Office Box 2809

Orlando, FL 32802-2809

(407) 843-4600

ASSIGNMENT AND ASSUMPTION OF LEASEHOLD INTEREST IN

GROUND LEASE

[John C. Lincoln Medical Plaza]

THIS ASSIGNMENT AND ASSUMPTION OF LEASEHOLD INTEREST IN GROUND LEASE (this “Assignment”) is made effective as of August 16th, 2013 (the “Effective Date”) by and between MMIC JCL MOB, LLC, a Delaware limited liability company (“Assignor”), and CHP LINCOLN PLAZA AZ MOB, LLC, a Delaware limited liability company (“Assignee”).

WITNESSETH:

WHEREAS, Assignor is the ground lessee of certain real property and improvements located in Maricopa County, Arizona, more particularly described on Schedule “1”, attached hereto and made a part hereof (the “Demised Premises”), such leasehold interest of the Assignor in and to the Demised Premises being pursuant to the terms of that certain Ground Lease dated February 29, 2008, by and between John C. Lincoln Health Network, as Lessor, and Assignor, as Lessee (the “Lease Agreement”), memorandum of which Lease Agreement has been recorded as Instrument No. 2008-0184388 in the Official Records of Maricopa County, Arizona.

WHEREAS, Section 14.1.1 B of the Lease Agreement permits the assignment of the Lease Agreement without Landlord’s consent; and

WHEREAS, Assignor now desires to assign all of its right, title and interest in the Lease Agreement to Assignee.

NOW, THEREFORE, in consideration of the agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows:

1. Effective as of the date hereof, Assignor does hereby grant, bargain, sell, assign, transfer and deliver to Assignee, its successors and assigns forever, all of its right, title and interest in and to the Lease Agreement, together with all security deposits, prepaid rents, and any other deposits, if any, made in respect of the Lease Agreement (collectively, the “Deposits”), on the terms and conditions hereinafter set forth.

1524098 Lincoln Assignment & Assumption of Leasehold Interest

2. Assignor warrants, represents and agrees that all liabilities and obligations of the Lessee, as defined in the Lease Agreement (the “Lessee”), due or to be performed by or on the part of Lessee under the Lease Agreement relating to the period prior to the Effective Date of this Assignment shall be the responsibility of Assignor. Assignee warrants, represents and agrees that all liabilities and obligations of the Lessee due or to be performed by or on behalf of Lessee under the Lease Agreement relating to the period on or after the Effective Date of this Assignment shall be the responsibility of Assignee. Assignor further represents and warrants as follows:

3. Assignor has the full power and authority to execute and deliver this Assignment to Assignee and that such execution and delivery does not violate the terms of the Lease Agreement or any other agreement to which Assignor is a party and which affects the Demised Premises; and

4. Any and all improvements and fixtures attached to or appertaining to the Demised Premises under the Lease Agreement and which are owned by Assignor are included in the rights assigned hereby.

5. Assignee does hereby indemnify and hold Assignor harmless from and against any loss, claim, damage, or expense, including reasonable attorneys’ fees, which Assignor may suffer, incur, or expend, arising out of a breach by Assignee of its obligations under the Lease Agreement relating to the period on or after the Effective Date of this Assignment. Assignor does hereby indemnify and hold Assignee harmless from and against any loss, claim, damage, or expense, including reasonable attorneys’ fees, which Assignee may suffer, incur, or expend, arising out of a breach by Assignor of its obligations under the Lease Agreement prior to the Effective Date of this Assignment.

6. This Assignment shall be binding upon and shall inure to the benefit of the parties hereto, their respective heirs, personal representatives, successors and assigns.

[Signatures appear on the following pages]

1524098 Lincoln Assignment & Assumption of Leasehold Interest

IN WITNESS WHEREOF, this Assignment is executed as of the day and year first above-written.

ASSIGNOR: MMIC JCL MOB, LLC, a Delaware limited liability company

By:	/s/ William S. Rogers
Name:	William S. Rogers
Title:	Vice President

ACKNOWLEDGMENT

STATE OF       Georgia

COUNTY OF       Hall

The foregoing instrument was acknowledged before me this 14TH day of August, 2013, by William S. Rogers, as Vice President of MMIC JCL MOB, LLC, a Delaware limited liability company, on behalf of the company. He/ She is personally known to me or has produced                                               as identification.

(NOTARY SEAL)	/s/ Kelly S. Kics
Notary Public Signature

Kelly S. Kics
(Name typed, printed or stamped)

1524098 Lincoln Assignment & Assumption of Leasehold Interest

ASSIGNEE: CHP LINCOLN PLAZA AZ MOB, LLC, a Delaware limited liability company

By:	/s/ Tracey B. Bracco
Name:	Tracey B. Bracco
Title:	Vice President

ACKNOWLEDGMENT

STATE OF FLORIDA

COUNTY OF ORANGE

The foregoing instrument was acknowledged before me this 13TH day of August, 2013, by Tracey B. Bracco, as Vice President of CHP LINCOLN PLAZA AZ MOB, LLC, a Delaware limited liability company, on behalf of the company. He/She is personally known to me or has produced                                               as identification.

(NOTARY SEAL)	/s/ Cathleen A. Coffey
Notary Public Signature

Cathleen A. Coffey
(Name typed, printed or stamped)

1524098 Lincoln Assignment & Assumption of Leasehold Interest

SCHEDULE “1”

Legal Description for Ground Leased Parcel

[Intentionally Omitted]

1524098 Lincoln Assignment & Assumption of Leasehold Interest